UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 4, 2012

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	Commission File No.: 0-26823	73-1564280
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.04	Mine Safety – Reporting of Shutdowns and Patterns of Violations

On July 21, 2010, the Dodd – Frank Wall Street Reform and Consumer Protection Act (the “Act”) was enacted. Section 1503 of the Act included new reporting requirements related to mine safety, including disclosing on a Current Report on Form 8-K the receipt of an imminent danger order under Section 107(a) of the Federal Mine Safety and Health Act of 1977 (“the Mine Act”) issued by the federal Mine Safety and Health Administration (“MSHA”).

On Saturday, February 4, 2012, at approximately 8:10 P.M., Tunnel Ridge, LLC (“Tunnel Ridge”), an operating subsidiary of the Partnership, received an imminent danger order under Section 107(a) of the Mine Act at the Tunnel Ridge Mine. As Tunnel Ridge was in the process of a shift change, an MSHA inspector reported detecting elevated methane levels at the face of an idle entry on the working section. A roof bolting machine was parked in the idle entry, but had been deenergized prior to the order’s issuance as part of Tunnel Ridge’s shift change practices and procedures. Tunnel Ridge adjusted ventilation controls within the idle entry and any existing methane was diluted. The order was terminated approximately one hour after issuance. No miners were injured as a result of the alleged condition and Tunnel Ridge is presently reviewing the matter to determine if it will seek judicial review of MSHA’s decision to issue the imminent danger order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC,
its managing general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Date: February 9, 2012

3